Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

Registration Statement (Form S-8 No. 333-188853)
Registration Statement (Form S-8 No. 333-188856)
Registration Statement (Form S-8 No. 333-188857)
Registration Statement (Form S-8 No. 333-188858)
Registration Statement (Form S-8 No. 333-208192)
Registration Statement (Form S-8 No. 333-213734)
Registration Statement (Form S-8 No. 333-225180)
Registration Statement (Form S-8 No. 333-231638)

of our report dated March 11, 2021, with respect to the financial statements of Mackinac Financial Corporation as of December 31, 2020 and 2019, and for each of the years in the two-year period ended December 31, 2020.

Grand Rapids, Michigan
September 7, 2021